                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       DIME COMMUNITY BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         Common Stock, $0.01 par value
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

      N/A
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     N/A
     -------------------------------------------------------------------------
     (5) Total fee paid:

     N/A
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                             [LOGO] DIME COMMUNITY
                                    -----------------
                                     BANCSHARES, INC.


                                                            October 12, 2001

Dear Shareholder:

   You are cordially invited to attend the 2001 Annual Meeting of Shareholders (referred to as the "Annual Meeting") of Dime Community Bancshares, Inc, the holding company for The Dime Savings Bank of Williamsburgh, Brooklyn, New York, which will be held on November 15, 2001 at 10:00 a.m., eastern standard time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

   The attached Notice of the 2001 Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Our directors and officers, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Board of Directors to be our independent auditors for the fiscal year ending June 30, 2002, will be present at the Annual Meeting.

   Our Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in our best interest and the best interests of our shareholders and unanimously recommends a vote "FOR" each of these matters.

   Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document confirming your ownership of our shares.

   On behalf of our Board of Directors, employees and the Bank's employees, we thank you for your continued support and hope to see you at the Annual Meeting.

                                       Sincerely yours,

                                       /s/ Vincent F. Palagiano
                                       Vincent F. Palagiano
                                       Chairman of the Board
                                        and Chief Executive Officer

                        Dime Community Bancshares, Inc.
                             209 Havemeyer Street
                           Brooklyn, New York 11211
                                (718) 782-6200

               NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on November 15, 2001

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Dime Community Bancshares, Inc. will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on November 15, 2001 at 10:00 a.m., eastern standard time, to consider and vote upon the following:

    1. Election of four directors for terms of three years each;

    2. Approval of the 2001 Stock Option Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc.

    3. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2002;

    4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

   The Board of Directors has fixed September 28, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection at our corporate headquarters at 209 Havemeyer Street, Brooklyn, NY 11211 for 10 days prior to the Annual Meeting.

                                     By Order of the Board of Directors

                                     /s/ Kenneth A. Ceonzo
                                     Kenneth A. Ceonzo
                                     First Vice President and Secretary

Brooklyn, New York
October 12, 2001



  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                        DIME COMMUNITY BANCSHARES, INC.

                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on November 15, 2001

                              GENERAL INFORMATION

General

   This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (hereafter referred to as "we" and "our") in connection with the solicitation of proxies by our Board of Directors from holders of the shares of our issued and outstanding common stock, par value $0.01 per share (referred to as the "Common Stock"), for use at our 2001 Annual Meeting of Shareholders (referred to as the "Annual Meeting"). The Annual Meeting will be held on November 15, 2001 at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m., eastern standard time, and at any adjournment or postponement thereof. We are a Delaware corporation and operate as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (hereafter referred to as the "Bank"). This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about October 12, 2001.

Record Date

   Our Board of Directors has fixed the close of business on September 28, 2001 as the record date for the determination of our shareholders entitled to notice of, and to vote at, the Annual Meeting (referred to as the "Record Date"). Accordingly, only holders of record of shares of Common Stock at the close of business on September 28, 2001, will be entitled to vote at the Annual Meeting. On the Record Date, there were 16,936,352 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Rights

   Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record (other than Excess Shares as defined below) at the Annual Meeting. As provided in our Certificate of Incorporation, record holders (other than any compensation plan maintained by us and certain affiliates) of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (referred to as "Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Our Certificate of Incorporation authorizes the Board of Directors to interpret and apply the provisions of the Certificate of Incorporation governing Excess Shares, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner and (iii) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Common Stock.

   You may vote your shares by marking and signing the enclosed proxy card and returning it in the enclosed postage paid envelope or by attending the Annual Meeting and voting in person. All properly executed proxies received by us will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR election of each of the four nominees for director, FOR the approval of the 2001 Stock Option Plan for Outside Directors, Officers and Employees and FOR each other proposal identified in the Notice of the 2001 Annual Meeting of Shareholders.

   Management is not aware of any matters other than those set forth in the Notice of the 2001 Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of our Board of Directors.

   If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of our shares.

Vote Required

   Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Proposals 2 and 3 require the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

   Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to the approval of the 2001 Stock Option Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. or the ratification of the appointment of Deloitte & Touche LLP as independent auditors will be counted as present and entitled to vote and will have the effect of a vote against either of these proposals. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on either the vote on the approval of the 2001 Stock Option Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc., or the vote on the appointment of Deloitte & Touche LLP as independent auditors.

Revocability of Proxies

   A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with our secretary or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary of the Annual Meeting prior to the voting of such proxy.

Interest of Certain Persons in Matters to Be Acted Upon

   Our Board is seeking shareholder approval of the 2001 Stock Option Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. as set forth in Proposal 2. If approved, this plan will authorize the grant of additional stock options to both our outside directors and eligible employees. Because this plan relates to compensation opportunities of the directors and executive officers of DCOM, each of them may be deemed to have a personal financial interest in the outcome of the shareholder vote. For more information, see Proposal 2 - 2001 Stock Option Plan beginning on page 21.

Solicitation of Proxies

   We will bear the costs of soliciting proxies from our shareholders. In addition to the use of mail, proxies may be solicited by our officers, directors or employees and the Bank's employees by telephone or through other forms of communication. We will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, we have retained Mellon Investor Services, L.L.C. to assist in the solicitation of proxies. The estimated cost of such solicitation is $6,500 plus reimbursement for reasonable out-of-pocket expenses.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Principal Shareholders

   The following table sets forth, as of September 28, 2001, certain information as to Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of our outstanding shares of Common Stock as of September 28, 2001. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the "SEC") and with us pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after September 28, 2001. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

                                                                        Amount and
                                                                         Nature of
  Title of                      Name and Address of                     Beneficial
   Class                         Beneficial Owner                      Ownership (1)  Percent
  --------                      -------------------                    -------------  -------
Common Stock The Employee Stock Ownership Plan Trust of Dime Community   1,651,814(2)   9.75%
               Bancshares, Inc. and Certain Affiliates................
               452 Fifth Avenue
               New York, NY 10018
Common Stock Compensation Committee of Dime Community Bancshares, Inc.   2,357,268(3)  13.92%
               (includes the 1,651,814 ESOP Shares reflected above)...
               209 Havemeyer Street
               Brooklyn, NY 11211
Common Stock Thomson Horstmann & Bryant, Inc..........................   1,308,000(4)   7.72%
               Park 80 West, Plaza Two
               Saddle Brook, NJ 07663
Common Stock Dimensional Fund Advisors Inc............................   1,178,400(5)   6.96%
               1299 Ocean Avenue -- 11 th Floor
               Santa Monica, CA 90401

--------
(1)Although the information provided is based upon Exchange Act reports filed prior to the three-for-two stock split on August 21, 2001 (referred to as the "Stock Split"), the number of shares reported in the table above and in the footnotes below have been adjusted to reflect the Stock Split.
(2)The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (referred to as the ESOP) filed a Schedule 13G with the SEC on February 9, 2001. The ESOP is administered by the Compensation Committee of our Board of Directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust") for which HSBC Bank, USA serves as trustee (referred to as the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from us and initially placed these shares in a suspense account for release and allocation to participants' accounts in annual installments. As of September 28, 2001, 637,595 shares held by the ESOP Trust have been allocated. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (referred to as "ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP Trustee. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject to fiduciary duties of the ESOP Trustee. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares. For a discussion of the voting and investment powers of the Compensation Committee, see footnote 3.
                                                  (notes continued on next page)

(3)The Compensation Committee filed a Schedule 13G with the SEC on February 8, 2001. The Compensation Committee serves certain administrative functions for the ESOP, the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. (referred to as the "RRP"), and The Dime Savings Bank of Williamsburgh 401(k) Plan. As of September 28, 2001, the RRP owned 274,498 shares of our common stock, of which 155,184 have been allocated to individuals. All shares of common stock owned by the RRP are held at HSBC Bank, USA, as Trustee, as of September 28, 2001. The Committee has the power and authority to direct the Trustee of the RRP with respect to the exercise of voting rights, but has assigned voting and tender rights over allocated shares to participating officers and directors. Shares indicated as beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust. The Committee has the power and authority to direct the ESOP Trustee with respect to the investment of the ESOP's assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares. With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares.
(4)Thomson Horstmann and Bryant, Inc. (referred to as "Thomson") filed a
   Schedule 13G on February 7, 2001. Thomson is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended. Thomson has sole voting power over 686,550 shares, shared voting power over 30,450 shares and sole dispositive power over 1,308,000 shares.
(5)Dimensional Fund Advisors Inc. (referred to as "DFA") filed a Schedule 13G on February 2, 2001. DFA is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended. DFA has sole voting and dispositive power over all shares reported.

Security Ownership of Management

   The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of our directors and named executive officers identified in the Summary Compensation Table included elsewhere herein, and all of our or the Bank's directors and executive officers as a group as of the record date. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                                                 Percent of
                                                                        Amount and Nature of       Common
                                                                             Beneficial             Stock
Name                                  Position (1)                   Ownership(2)(3)(4)(5)(6)(7) Outstanding
----                                  ------------                   --------------------------- -----------
Vincent F. Palagiano Director, Chairman of the Board and Chief
                       Executive Officer                                        600,355(8)           3.54%
Michael P. Devine... Director, President and Chief Operating Officer            411,355(9)           2.43
Anthony Bergamo..... Director                                                    93,915                 *
George L. Clark, Jr. Director                                                   145,890(10)             *
Steven D. Cohn...... Director                                                    83,640(11)             *
Patrick E. Curtin... Director                                                   107,568(12)             *
Joseph H. Farrell... Director                                                   116,415                 *
Fred P. Fehrenbach.. Director                                                    98,178(13)             *
John J. Flynn....... Director                                                    78,915                 *
Malcolm T. Kitson... Director                                                    79,815                 *
Stanley Meisels..... Director                                                    86,565                 *
Louis V. Varone..... Director                                                    96,915                 *
Kenneth J. Mahon.... Executive Vice President and Chief Financial
                       Officer, and Director of the Bank                        259,654(14)          1.53
Timothy B. King..... Senior Vice President and Treasurer                        118,769(15)             *
Michael Pucella..... Senior Vice President --Finance                            116,043(16)             *
All directors and executive officers as a group (15 persons)........          3,666,744             21.65%

--------
 * Less than one percent
(1)Titles are for positions with both us and the Bank unless otherwise specified.
(2)All share ownership amounts in the table above and the footnotes below have been adjusted to reflect the Stock Split.
(3)See "Our Principal Shareholders" for a definition of "beneficial ownership."
(4)The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of June 30, 2001 (adjusted to reflect the Stock
   Split) to individual accounts as follows: Mr. Palagiano, 18,483 shares; Mr. Devine, 18,483 shares; Mr. Mahon, 18,483 shares; Mr. King, 17,088 shares;
   Mr. Pucella, 15,504 shares, and all directors and executive officers as a group, 106,934 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such
                                                  (notes continued on next page)
   shares. The figures shown for Messrs. Palagiano, Devine, Mahon, King and Pucella do not include 84,683 shares, 54,764 shares, 24,884 shares, 6,887 shares and 6,813 shares, respectively, which are held in Trust for the benefit of Messrs. Palagiano, Devine, Mahon, King, and Pucella under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (referred to as the "BMP"). Messrs. Palagiano, Devine, Mahon, King and Pucella have neither voting nor investment rights with respect to these shares. The figures shown for Messrs. Palagiano, Devine, Mahon, King, and Pucella also do not include any portion of the 994,721 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon, King, and Pucella may be deemed to share voting power with other ESOP participants. The figure shown for all directors and executive officers as a group includes such 994,720 shares as to which the members of our Compensation Committee (consisting of Messrs. Varone, Fehrenbach, Flynn and Kitson) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually. In addition, the figure shown for all directors and executive officers as a group includes 179,014 shares held in trust
   (referred to as the "BMP Trust") for the benefit of Messrs. Palagiano, Devine, Mahon, King, and Pucella under the BMP. The BMP Trust, as directed by us, exercises voting and investment power over these shares. See "Compensation of Directors and Officers -- Benefits -- Employee Stock Ownership Plan and Trust."
(5)The figures shown include shares held pursuant to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust (referred to as the "401(k) Plan") that have been allocated as of June 30, 2001 to individual accounts as follows: Mr. Palagiano, 31,319 shares; Mr. Devine, 31,319 shares; Mr. Mahon, 30,695 shares; Mr. King, 8,145 shares; Mr.
   Pucella, 17,655 shares, and all directors and executive officers as a group, 130,445 shares. Such persons have sole voting power and sole investment power as to such shares. See "Compensation of Directors and Executive Officers -- Benefits -- 401(k) Plan."
(6)The figures shown include unvested shares held in trust pursuant to the RRP that have been awarded as of August 31, 2001 to individuals as follows: Mr. Palagiano, 34,500 shares; Mr. Devine, 22,500 shares; each of Messrs.
   Bergamo, Clark, Cohn, Curtin, Farrell, Fehrenbach, Flynn, Kitson, Meisels, and Varone, 4,761 shares; Mr. Mahon, 16,500 shares; Mr. King, 8,637 shares; Mr. Pucella, 8,637 shares, and all directors and executive officers as a group, 138,384 shares. Such persons have sole voting power (subject to the legal duties of the RRP Trustee) but no investment power, except in limited circumstances, as to such shares.
(7)The figures shown include the following shares which may be acquired upon exercise of stock options that are, or will become, exercisable within 60-days after August 31, 2001: Mr. Palagiano, 342,000 shares; Mr. Devine, 228,000 shares; Mr. Mahon, 156,000 shares; Messrs. King and Pucella, 60,000 shares; and each of Messrs. Bergamo, Clark, Cohn, Curtin, Farrell, Fehrenbach, Flynn, Kitson, Meisels, and Varone, 47,610 shares; and all directors and officers as a group, 1,322,100 shares.
(8)Includes 168,000 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
(9)Includes 111,000 shares as to which Mr. Devine may be deemed to share voting and investment power.
(10)Includes 56,544 shares as to which Mr. Clark may be deemed to share voting and investment power.
(11)Includes 150 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(12)Includes 1,257 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(13)Includes 6,300 shares as to which Mr. Fehrenbach may be deemed to share voting and investment power.
(14)Includes 37,923 shares as to which Mr. Mahon may be deemed to share voting and investment power.
(15)Includes 20,406 shares as to which Mr. King may be deemed to share voting and investment power.
(16)Includes 14,217 shares as to which Mr. Pucella may be deemed to share voting and investment power.

                         -----------------------------

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

                         -----------------------------

General

   Our Certificate of Incorporation and Bylaws provide for the election of directors by the shareholders. For this purpose, our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. We currently have twelve directors.

   The four incumbent directors with terms expiring at the Annual Meeting, Patrick E. Curtin, Fred P. Fehrenbach, Malcolm T. Kitson, and Stanley Meisels, have been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for three-year terms expiring at the annual meeting of shareholders to be held in 2004, or when their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve, if elected.

   The terms of the remaining two classes of directors expire at the annual meetings of shareholders to be held in 2002 and 2003, respectively, or when their successors are otherwise duly elected and qualified. In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors.

Information as to Nominees and Continuing Directors

   The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between us and any director or nominee pursuant to which such person was elected or nominated to be our director. For information with respect to security ownership of directors, see "Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."

                                               Director  Term
Nominees                                Age(1) Since(2) Expires   Position(s) Held with us and the Bank
--------                                ------ -------- -------   -------------------------------------
Patrick E. Curtin......................   56     1986    2001   Director
Fred P. Fehrenbach.....................   64     1987    2001   Director
Malcolm T. Kitson......................   73     1990    2001   Director
Stanley Meisels........................   71     1990    2001   Director
Continuing Directors
--------------------
Vincent F. Palagiano...................   60     1978    2002   Director, Chairman of the Board and Chief
                                                                Executive Officer
Michael P. Devine......................   55     1980    2003   Director, President and Chief Operating
                                                                Officer
Anthony Bergamo........................   55     1986    2003   Director
George L. Clark, Jr....................   60     1980    2002   Director
Steven D. Cohn.........................   52     1994    2002   Director
Joseph H. Farrell......................   70     1969    2003   Director
John J. Flynn..........................   65     1994    2002   Director
Louis V. Varone........................   71     1985    2003   Director

--------
(1)As of August 31, 2001.
(2)Includes service as a Director or Trustee with The Dime Savings Bank of Williamsburgh and predecessor institutions prior to our incorporation on December 12, 1995.

   The principal occupation and business experience of each nominee for election as a director and each Continuing Director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for the last five years.

Nominees for Election as Director

   Patrick E. Curtin has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. in New York, New York.

   Fred P. Fehrenbach has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1987. Mr. Fehrenbach is President of Consolidated Brokerage Corp. located in Great Neck, New York, which is a retail insurance brokerage business. Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1975. Mr. Fehrenbach is also the President of BF International Corp., an import/export sales organization.

   Malcolm T. Kitson has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1990. Mr. Kitson served as a Vice President of Citibank, N.A. until his retirement in 1990.

   Stanley Meisels has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1990. Mr. Meisels has been a stockbroker with Gruntal & Co. in Hewlett, New York since 1986. Mr. Meisels is also President and sole owner of Small Business Electronics Investment Corp., a private investment company.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

   Vincent F. Palagiano has served as our Chairman of the Board and Chief Executive Officer since our formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978. In addition, Mr. Palagiano has served on the Board of Directors of the Institutional Investors Capital Appreciation Fund since 1996. Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as our President and the Bank's President, Executive Vice President, Chief Operating Officer and Chief Lending Officer. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

   Michael P. Devine has served as our President and the Bank's President since January 1, 1997 and Chief Operating Officer of the Bank since 1989. Prior to Mr. Devine's appointment as President, he served as both our and the Bank's Executive Vice President and Secretary. Mr. Devine has served as our Director since our formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co. In August 2001, Mr. Devine was elected to the Board of Directors of Retirement Systems Group, Inc.

   Anthony Bergamo has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey and currently serves as managing director of the Milford Plaza Hotel. Mr. Bergamo also is the chief executive officer of the Niagara Falls Redevelopment LLC and is Chairman of the Federal Law Enforcement Foundation.

   George L. Clark, Jr. has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark is a former director of the Federal National Mortgage Association, and a former Chairman of the New York Republican State Committee. Mr. Clark has been a licensed real estate broker for 39 years.

   Steven D. Cohn has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York.

   Joseph H. Farrell has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1969. Mr. Farrell is Chairman of the law firm of Conway Farrell Curtin & Kelly, P.C. Mr. Farrell is also President of the William F. Casey Foundation, which is a not-for-profit real estate holding foundation. Mr. Farrell is a trial attorney for the Roman Catholic Diocese of Brooklyn and Vice President of the New York State Bar Association.

   John J. Flynn has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since October, 1994, and before that from February, 1983, to February, 1993. From February, 1993, through August, 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York. From 1990 to February, 1993, and since September, 1994, Mr. Flynn has been a self-employed real estate mortgage broker.

   Louis V. Varone has served as a Director since our formation in 1995 and as a Trustee or Director of the Bank since 1985. Mr. Varone has been a licensed real estate broker for over 30 years. Mr. Varone is self-employed.

Meetings and Committees of our Board of Directors

   The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board. Our Board of Directors met 12 times during the fiscal year ended June 30, 2001. No current director attended fewer than 75% of the total number of Board meetings and committee meetings of which such director was a member.

   Our Board of Directors has established the following committees:

   The Executive Committee consists of Messrs. Palagiano, Devine, Bergamo, Clark, Farrell and Varone. The purpose of this committee is to consider longer-term strategic, planning and industry issues. This committee, from time to time, also reviews regulatory issues and reports of regulatory examinations. This committee meets as requested by the Board of Directors. The Executive Committee did not meet in fiscal 2001.

   The Compensation Committee consists of Messrs. Varone (Chairman), Fehrenbach, Flynn and Kitson. This committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers, and determines compensation and benefits to be paid to employees of the Bank. The committee meets yearly and as requested by the Board of Directors. The Compensation Committee met three times in fiscal 2001.

   The Nominating Committee consists of Messrs. Farrell (Chairman), Bergamo, Devine and Varone. The committee nominates candidates for the election of directors. The committee meets as called by the Committee Chairman. The Nominating Committee met once in fiscal 2001. In addition, the Nominating Committee met on July 19, 2001, to select the nominees for election as directors at the Annual Meeting. In accordance with our Bylaws, no nominations for election as director, except those made by the Nominating Committee, shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "Additional Information -- Notice of Business to be Conducted at Annual Meeting."

   The Audit Committee consists of Messrs. Bergamo (Chairman), Clark, Cohn, and Meisels, each of whom is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. The purpose of this committee is to provide assurance that our internal controls are adequate and that financial disclosures made by management portray our financial condition and results of operations. The committee is also responsible for, among other things, the classification of assets and the establishment of adequate valuation allowances. The committee also maintains a liaison with the outside auditors. The Audit Committee operates pursuant to a written charter attached hereto as Appendix B. The audit committee charter requires that the committee meet at least four times annually or more frequently as called by the Committee Chairman. The Audit Committee met four times in fiscal 2001.

Report of Audit Committee

   The following Report of our Audit Committee, as well as the Audit Committee charter, is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report (including the Audit Committee charter) shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Dime Community Bancshares, Inc. specifically incorporates this information by reference, and otherwise shall not be deemed "soliciting material" filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

   Under rules established by the SEC, we are required to provide certain data and information regarding the activities of our Audit Committee. In fulfillment of this requirement, our Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement.

   The Audit Committee has reviewed the audited consolidated financial statements of Dime Community Bancshares, Inc. and Subsidiaries (hereafter referred to as the "Company") as of and for the year ended June 30, 2001, and discussed such statements with both management of the Company and the Company's independent auditors. In addition, the Audit Committee has reviewed with the Company's independent auditors the following matters related to the independent examination of the Company's financial statements by the independent auditor as of and for the year ended June 30, 2001:

 .  The independent auditors responsibility under Generally Accepted Auditing
   Standards;
 .  Any significant accounting policies either newly adopted or modified;
 .  Any significant management judgments and estimates included in the underlying financial statements;
 .  Any significant audit adjustments proposed in their examination;
 .  Any other information in documents containing the audited financial statements;
 .  Any disagreements with management;
 .  Any consultation noted between management and other independent audit and accounting firms;
 .  Any major issues discussed with management prior to retention as independent auditor;
 .  Any difficulties encountered in performing the examination;
 . Quality of accounting principles; and . Any fees from management advisory services.

   As required by Independence Standard Board Standard No. 1, "Independence Discussions with Audit Committees," the Audit Committee has also received written disclosure from our independent auditors delineating all relationships they have with the Company, and reviewed their independence with respect to the Company and its management, and discussed such independence with the independent auditors.

   Based upon the review procedures and discussions noted above, we recommended to the Board of Directors that the audited financial statements as of and for the year ended June 30, 2001 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

  Appendix B to this proxy statement contains our Audit Committee Charter, which should be read in conjunction with this report.

                                     AUDIT COMMITTEE OF DIME
                                     COMMUNITY BANCSHARES, INC.

                                     Anthony Bergamo, Chairman
                                     George L. Clark, Jr., Member
                                     Steven D. Cohn, Member
                                     Stanley Meisels, Member

Directors' Compensation

   Fee Arrangements. During the year ended June 30, 2001, each of our non-officer directors (referred to as "an Outside Director") received an annual retainer of $20,000 and a fee of $1,000 for each of our or the Bank's Board meetings attended. All committee members received a fee of $400 for attendance at each of our committee meetings or committee meetings of the Bank. Effective July 20, 2001, the committee fees were increased to $600 per meeting. If both of our and the Bank's Boards of Directors or corresponding committees meet on the same day, such directors will receive only one fee for the Board meetings and one fee for the Committee meetings, both of which are paid by the Bank.

   Directors' Retirement Plan. We have adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (referred to as the "Directors' Retirement Plan"), which will provide benefits to each eligible Outside Director commencing on his termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him for the twelve-month period immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service, up to a maximum of 10, as an Outside Director (including service as a director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, but the annual retirement benefits payable to him will be reduced pursuant to the Directors' Retirement Plan's early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have his benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his surviving spouse, unless the decedent has elected otherwise.

   1996 Stock Option Plan and RRP. The Dime Community Bancshares, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees (referred to as the "1996 Stock Option Plan") and Recognition and Retention Plan were adopted by our Board of Directors and subsequently approved by our shareholders at the annual meeting held on December 17, 1996 (the "1996 Annual Meeting"). On December 26, 1996, the effective date of the 1996 Stock Option Plan, each of our Outside Directors and the Bank's Outside Directors was granted a non-qualified stock option to purchase 59,513 shares of Common Stock. These options are scheduled to vest at the rate of 20% per year over a five-year period beginning on December 26, 1997, and will become immediately exercisable upon a director's death, disability, retirement, or in the event of a "change in control," as defined in the 1996 Stock Option Plan. Similarly, on December 26, 1996, the effective date of the RRP, restricted stock awards were granted to each director with respect to 23,805 shares of Common Stock. These awards are also scheduled to vest in 20% increments over a five-year period beginning on February 1, 1998, with accelerated vesting to occur in the event of the director's death, disability, retirement or in the event of a "change in control," as defined in the RRP.

   The Board has, subject to shareholder approval, adopted the 2001 Stock Option Plan, which would provide option grants to directors officers and employees. See "Proposal 2--2001 Stock Option Plan" beginning on page 21.

Executive Officers

   The following individuals are our executive officers and hold the offices set forth below opposite their names.

       Name                      Position Held
       ----                      -------------
       Vincent F. Palagiano..... Chairman of the Board and Chief Executive Officer
       Michael P. Devine........ President and Chief Operating Officer
       Kenneth J. Mahon......... Executive Vice President and Chief Financial Officer
       Timothy B. King.......... Senior Vice President and Treasurer
       Michael Pucella.......... Senior Vice President - Finance

   Both our and the Bank's executive officers are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. We have entered into Employment Agreements with certain of our executive officers which set forth the terms of their employment. See "--Employment Agreements."

   Biographical information of our executive officers who are not our directors is set forth below.

   Kenneth J. Mahon, age 50, was promoted to Comptroller of the Bank in 1983, to Senior Vice President in 1988, and to our Executive Vice President in 1997. He has served as our Chief Financial Officer since our formation and of the Bank since 1996. Mr. Mahon has also served as a director of the Bank since 1998. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York metropolitan savings banks.

   Timothy B. King, age 43, has over 20 years of banking experience, and has been with the Bank since 1983. Mr. King was promoted to our Treasurer in 1989, Vice President in 1993, First Vice President in 1997, and Senior Vice President and the Bank's Senior Vice President in 1999. Mr. King manages the securities investment and interest rate risk functions of the Bank.

   Michael Pucella, age 48, was promoted to Comptroller of the Bank in 1989, to Vice President in 1996, to First Vice President in 1997 and Senior Vice President of both our and the Bank's Finance Division in 1999. He has been with the Bank since 1981, and is responsible for financial reporting, budgeting, corporate planning and tax administration. Mr. Pucella has over 25 years of banking experience.

                      COMPENSATION OF EXECUTIVE OFFICERS

Report of Compensation Committee

   The following Report of our Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Dime Community Bancshares, Inc. specifically incorporates this information by reference, and otherwise shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report on Executive Compensation

   The Compensation Committee ("the Committee") of the Board of Directors annually reviews the executive compensation program. Based on its review, the Committee may make recommendations to the full Board of Directors regarding changes to compensation levels, opportunities of the executive officers participating in the program, or to the make-up of the program itself.

   The goal of the executive compensation program is to enable the Company to attract, develop and retain strong executive officers who are capable of maximizing the Company's performance for the benefit of its shareholders. To that end, the Committee has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned with the financial and stock performance of the Company. Three key compensation elements are used in support of the strategy: base salary, annual incentives and long term incentives.

   The Company retains a nationally recognized compensation consulting firm to provide guidance as to competitive executive compensation practices and pay levels. As part of this activity, the consulting firm regularly analyzes the Company's executive pay levels, by each of the three elements cited and in total, and the Company's performance. A group of 10 to 15 comparably-sized and similarly-located public banks are used for comparison purposes. The companies included in this group may change slightly from year to year due to merger activity within the industry, or to other relevant factors. The results of the annual executive pay and company performance comparison and the consulting firm's corresponding recommendations are considered by the Committee in making executive compensation program recommendations to the Board of Directors.

Base Salary

   Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. During the 2001 fiscal year, the Company increased individual base salary levels by an average of approximately 8.1%. In making its determinations, the Committee considered the competitive base salary review, as well as bank and individual performance. After adjustment, base salary levels were found to be within an appropriate targeted range when compared to pay levels of comparison group companies. Individual variations in the level of salary increase provided reflect an effort to reward outstanding individual contributions and/or an effort to align a position's pay level with the market.

Annual Incentive Program

   Annual incentive opportunities are provided to the Company's executives to link the achievement of annual goals with executive compensation. Under the annual incentive program, the Committee established a target and range of award opportunities for each proxy-reported executive considering competitive practices and the consulting firm's recommendations. These award opportunities are linked with a specific target and range of performance results for one or more objective performance goals approved by the Committee at the beginning of the fiscal year (e.g., return on average equity). For fiscal year 2001, pursuant to the annual incentive program an aggregate pool of approximately $785,600 was permitted to be distributed to the Company's executives. After reviewing Dime's performance as measured by Core Earnings Per Share and Return on Average Equity, the Committee provided awards that exceeded target opportunities (and an aggregate pool of approximately $760,000) to Dime's executives.

Long Term Incentive Program

   The Committee believes that long term incentives are the most effective way of aligning executive rewards with the creation of value for shareholders through stock appreciation. Initial program awards of stock options and restricted stock were made to executive officers in the 1997 fiscal year under the 1996 Option Plan and the Recognition and Retention Plan. The initial awards generally vest over 5 years and will be fully vested in February 2002. The Company intends to annually evaluate and continue to provide future long term incentive grants to its officers based on Company and individual performance, as well as competitive market conditions. The consulting firm has recommended, and the Committee will consider, making long term incentive program grants during the 2002 fiscal year and on a regular basis thereafter to provide competitive long term incentive and total compensation opportunities. To that end, the 2001 Stock Option Plan for Outside Directors, Officers and Employees is being submitted for shareholder approval, as insufficient shares remain under the 1996 Option Plan and the Recognition and Retention Plan for additional awards.

   It was determined that the level of option grants deemed appropriate would necessitate the request for shareholder approval of the 2001 Stock Option Plan. As a result of this review, we are requesting our shareholders at the Annual Meeting to approve the 2001 Stock Option Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc.

Chief Executive Officer

   Subsequent to June 30, 2001, the Compensation Committee increased the base salary level of the Chief Executive Officer by 5.5% for services rendered during the 2001 fiscal year based upon the same criteria used for other executive officers. Subsequent to June 30, 2001, the Chief Executive Officer earned an annual incentive award of $290,000 under the annual incentive plan based on the Committee's review of Dime's performance on Core Earnings Per Share and Return on Average Equity. As was the case for other executive officers, no long-term incentive grants were made to the CEO during the 2001 fiscal year.

Tax Deductibility of Executive Officer Compensation

   Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit, per executive officer, on the Company's federal tax deduction for certain types of compensation paid to the executive officers named in the summary compensation table. The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of this deduction limit. It has been the Committee's practice to structure the compensation and benefit programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company's tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments of which all or part would be nondeductible for federal tax purposes.

                               COMPENSATION COMMITTEE OF DIME
                               COMMUNITY BANCSHARES, INC.

                               Louis V. Varone, Chairman
                               Fred P. Fehrenbach, Member
                               John J. Flynn, Member
                               Malcolm T. Kitson, Member

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Messrs. Varone, Fehrenbach, Flynn and Kitson. There are no interlocks, as defined under the rules and regulations of the SEC, between us and the members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

Performance Graph

   Pursuant to the regulations of the SEC, the graph below compares our stock performance with that of the total return for the Nasdaq Stock Market, United States and for all thrift stocks as reported by SNL Securities L.C. from June 30, 1996, the date of our initial public offering through June 30, 2001. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.




                                         [CHART]

                            TOTAL RETURN PERFORMANCE

                         Dime Community       SNL Thrift        NASDAQ
                         Bancshares Inc        Index          Total - US
                         --------------        ------         ----------
        6/30/1996           100.00             100.00           100.00
        6/30/1997           170.65             121.60           161.86
        6/30/1998           239.17             160.06           219.18
        6/30/1999           204.95             230.22           185.92
        6/30/2000           148.36             340.37           156.36
        6/30/2001           320.33             184.51           270.69

                                                 Period Ended
                                -----------------------------------------------
Index                           6/30/96 6/30/97 6/30/98 6/30/99 6/30/00 6/30/01
-----                           ------- ------- ------- ------- ------- -------
Dime Community Bancshares, Inc. 100.00  170.65  239.17  204.95  148.36  320.33
NASDAQ--Total US............... 100.00  121.60  160.06  230.22  340.37  184.51
SNL Thrift Index............... 100.00  161.86  219.18  185.92  156.36  270.69

   There can be no assurance that stock performance will continue into the future with the same or similar trends to those depicted in the graph above.

Executive Compensation

   Cash Compensation. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the fiscal years ended June 30, 2001, June 30, 2000 and June 30, 1999 to our Chief Executive Officer and the four other executive officers of the Company who received the highest salary plus bonus during the fiscal year ended June 30, 2001 in excess of $100,000 (such officers are referred to as the "Named Executive Officers").

                          Summary Compensation Table

                                 Annual Compensation(1)              Long-Term Compensation (2)
                          ------------------------------------ ---------------------------------------
                                                                     Awards       Payouts
                                                               ------------------ -------
                                                               Restricted
                                                  Other Annual   Stock             LTIP    All Other
   Name and Principal                     Bonus   Compensation   Awards   Options Payouts Compensation
       Positions          Year Salary($)   ($)       ($)(3)      ($)(4)   (#)(5)  ($)(6)     ($)(7)
       ---------          ---- --------- -------- ------------ ---------- ------- ------- ------------
Vincent F. Palagiano,
 Chairman of the Board    2001 $550,000  $290,000      --          --       --      --      $134,276
 and Chief Executive      2000  525,000   225,000      --          --       --      --       306,206
 Officer                  1999  500,000   210,000      --          --       --      --       472,074

Michael P. Devine,        2001 $420,000  $210,000      --          --       --      --      $ 92,504
 President and            2000  395,000   160,000      --          --       --      --       208,196
 Chief Operating Officer  1999  375,000   145,000      --          --       --      --       315,439

Kenneth J. Mahon,
 Executive Vice President 2001 $250,000  $130,000      --          --       --      --      $ 55,636
 and Chief Financial      2000  225,000   100,000      --          --       --      --       123,986
 Officer                  1999  204,000    80,000      --          --       --      --       176,875

Timothy B. King,          2001 $160,000  $ 65,000      --          --       --      --      $ 21,292
 Senior Vice President    2000  140,000    50,000      --          --       --      --        61,178
 and Treasurer            1999  120,000    35,000      --          --       --      --        76,435

Michael Pucella,          2001 $160,000  $ 65,000      --          --       --      --      $ 21,291
 Senior Vice President--  2000  140,000    50,000      --          --       --      --        60,908
 Finance                  1999  120,000    35,000      --          --       --      --        75,296

--------
(1)Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred under the Bank's 401(k) plan and payroll deductions for health insurance under the Bank's health insurance plan and flexible spending benefit plan.

(2)All share numbers in the footnotes below have been adjusted to reflect the Stock Split.

(3)For 2001, there were no: (a) perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the total of the individual's salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans; (d) tax payment reimbursements; or (e) preferential discounts on stock.

(4)As of June 30, 2001, the number and value of the aggregate restricted stock holdings based on a per share price of $22.61, the closing sale price of common stock on June 30, 2001, for each executive officer which have not yet vested, is: Mr. Palagiano, 34,500 shares and $780,045; Mr. Devine, 22,500 shares and $508,725; Mr. Mahon 16,500 shares and $373,065 and Messrs. King and Pucella, 8,637 shares and $195,283 each.

                                                  (notes continued on next page)

(5)Executive officers were granted shares subject to options pursuant to the 1996 Stock Option Plan approved by shareholders at the 1996 Annual Meeting:
   On December 26, 1996, option awards, with an exercise price of $9.67 per share, were granted as follows: Mr. Palagiano, 427,500; Mr. Devine, 285,000; Mr. Mahon, 195,000; Messrs. King and Pucella, 75,000 each.

(6)During the fiscal year ended June 30, 2001, neither we nor the Bank maintained any long-term incentive plans ("LTIP")

(7)Includes (i) the dollar value of premiums, if any, paid by the Bank with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of the executive officer and (ii) the Bank's contributions on behalf of the executive officer to the Bank's 401(k) plan and the ESOP. During the year ended June 30, 2001, the dollar value of such life insurance premiums were as follows: Mr. Palagiano, $6,573, Mr. Devine, $2,830 and Mr. Mahon $7,115. The amount of Bank contributions to the 401(k) Plan were as follows:
   Messrs. Palagiano, Devine and Mahon, $5,100 each, Mr. King $4,100, and Mr. Pucella, $4,099. During the year ended June 30, 2001, shares allocated under the ESOP to the Executive Officers were as follows: Messrs. Palagiano, Devine, Mahon, King, and Pucella were 842 shares each. The amount reported above for shares allocated under the ESOP were determined based upon the acquisition cost of shares by the ESOP of $6.67. See "--Benefits -- Retirement Plan," "--401(k) Plan," and "--Employee Stock Ownership Plan and Trust." Amounts also include accruals under the defined contribution portion of the Bank's BMP, which during the fiscal year ended June 30, 2001 were $116,987, $78,958, $37,805, $11,576, and $11,576 for Messrs. Palagiano,
   Devine, Mahon, King, and Pucella. See "--Benefits -- Benefit Maintenance
   Plan."

Employment Agreements

   Both the Bank and us are parties to an Employment Agreement with each of Messrs. Palagiano, Devine and Mahon (referred to as "Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both we and the Bank will be able to maintain a stable and competent management base. Our and the Bank's continued success depends, to a significant degree, on the skills and competence of the Senior Executives.

   The Employment Agreements provide for three-year terms. The Bank's Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Bank's Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years. Each of the Bank's Employment Agreements has been extended to a June 26, 2004 expiration date. Our Employment Agreements provide for automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Board of Directors or the Senior Executive.

   The Employment Agreements provide for termination by the Bank or us at any time for cause as defined in the Employment Agreements. In the event that either we or the Bank chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Bank and us for "good reason" as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive is entitled under the Bank's BMP. Both the Bank and us would also continue the Senior Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements. For purposes of the Employment Agreements, good reason generally means (i) assignment of duties inconsistent with the Senior Executive's status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position; (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority);
(iii) failure to pay compensation or deferred compensation when due unless inadvertent, immaterial and cured after notice; (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive or to fail to provide certain benefits or materially reduce benefits (unless mandated at the initiation of applicable regulatory authority); (v) failure of the Bank to obtain a satisfactory agreement from a successor to assume and agree to perform the Employment Agreements; (vi) any purported termination by the Bank not for cause or disability; (vii) any or no reason during the period of sixty (60) days beginning on the first anniversary of the effective date of a change in control, as defined in the Employment Agreement; (viii) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members; (ix) a relocation of the Senior Executive's principal place of employment outside of the New York metropolitan area or (x) a material breach of the Employment Agreements, unless cured within 30 days. In general, for purposes of the Employment Agreements, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as Common Stock of us or the Bank, or in connection with mergers or consolidations of assets or contested election of directors which results in a change of control of the majority of our Board of Directors or the Bank's Board of Directors or liquidation or sale of substantially all the assets of us or the Bank.

   Payments to the Senior Executives under the Bank's Employment Agreements will be guaranteed by us in the event that payments or benefits are not paid by the Bank. Payment under our Employment Agreements would be made by us. To the extent that payments under our Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under our Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

   Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of the Bank or us may constitute an "excess parachute" payment under
Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to us and the Bank. Our Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "excess parachute" excise taxes.

Employee Retention Agreements

   We and the Bank have jointly entered into Employee Retention Agreements with 39 additional employees including the following two executive officers: Messrs. King and Pucella (referred to as "Contract Employee" or "Contract Employees"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a "change of control," as defined in the Retention Agreements. The Retention Agreements do not impose an immediate obligation on the Bank to continue the Contract Employees' employment but provide for a period of assured compensation (referred to as the "Assurance Period") following a change of control. The Retention Agreements provide for initial assurance periods of one, two or three years commencing on the date of a change of control. Both we and the Bank entered into Employee Retention Agreements with an initial Assurance Period of three years with both Mr. King and Mr. Pucella. The applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is given by the Bank or the Contract Employee, in which case the Assurance Period would end on the first, second or third anniversary of the date such notice is given.

   If, within three months prior to, and in connection with, a change of control, or, during the Assurance Period, a Contract Employee is discharged without "cause" (as defined in the Retention Agreements) or voluntarily resigns within one year following a material adverse change in position, duties or salary or due to a material breach of the Retention Agreement by the Bank or us, the Contract Employee (or, in the event of his death, his estate) would be entitled to a lump sum cash payment equal to the remaining base salary and bonus payments due during the Assurance Period plus any additional contributions and benefits that the Contract Employee would have earned under the Bank's or our employee benefit plans during the Assurance Period. Each Contract Employee's life, health, and disability coverage would also be continued during the Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements, excluding executives is limited to three times the Contract Employee's average total compensation for the prior five years. Payments to the Contract Employees under their respective Retention Agreements are guaranteed by us to the extent that the required payments are not made by the Bank.

   Cash and benefits paid to an Executive under the Employee Retention Agreements together with payments under other benefit plans following a "change of control" may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to us and the Bank under
Section 4999 of the Code. The Employee Retention Agreements include a provision whereby we pay each Executive the net amount of the executive's termination benefits after any tax imposed under Section 4999 of the Code or the maximum amount which may be paid without giving rise to any tax under Section 4999, whichever is greater.

Benefits

   All share amounts disclosed in this section have been adjusted to reflect the Stock Split.

   Retirement Plan. The Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh in RSI Retirement Trust, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees of at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no additional benefits shall be accrued under the Retirement Plan in the future.

   Generally, an employee's average annual earnings under the Retirement Plan are the employee's average annual compensation and contributions to the 401(k) Plan, but not the employee's overtime pay, bonus, other deferred compensation arrangements, or other special payments, for the 36-month period within the last 120-month period affording the highest such average, such average not to exceed the compensation limitation under Section 401(a)(17) of the Code. The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan and the BMP.


                                     Years of Service
                --------------------------------------------------------
Remuneration(1)    15          20          25          30        35(4)
--------------- --------    --------    --------    --------    --------
   150,000      $ 45,000    $ 60,000    $ 75,000    $ 90,000    $ 90,000
   175,000(2)     52,500      70,000      87,500     105,000     105,000
   200,000(2)     60,000      80,000     100,000     120,000     120,000
   300,000(2)     90,000     120,000     150,000(3)  180,000(3)  180,000(3)
   400,000(2)    120,000     160,000(3)  200,000(3)  240,000(3)  240,000(3)
   500,000(2)    150,000(3)  200,000(3)  250,000(3)  300,000(3)  300,000(3)
   600,000(2)    180,000(3)  240,000(3)  300,000(3)  360,000(3)  360,000(3)
   650,000(2)    195,000(3)  260,000(3)  325,000(3)  390,000(3)  390,000(3)

--------
(1)The Retirement Plan does not provide a deduction for Social Security benefits and there are no other offsets to benefits.

(2)Annual Compensation taken into account under the Retirement Plan for the fiscal year of the Retirement Plan beginning on October 1, 2001, cannot exceed $170,000 (as adjusted for subsequent years pursuant to the Code provisions). Benefits in excess of the limitation are provided through the BMP. See "--Benefit Maintenance Plan."

(3)For the fiscal year of the Retirement Plan beginning on October 1, 2001, the maximum annual benefit payable under the Retirement Plan cannot exceed $140,000 (as adjusted for subsequent years pursuant to the Code provisions). Benefits in excess of the limitations are provided through the BMP. See "--Benefit Maintenance Plan."

(4)The maximum years of service credited for benefit purposes is 30 years.

   The following table sets forth the years of credited service and the average annual earnings (not subject to the Code Section 401(a)(17) limitation) determined as of March 31, 2000 (the date on which plan participant benefits were frozen) for each of the Named Executive Officers.

                                          Years of Credited Service
                                          -------------------------     Average
                                             Years          Months  Annual Earnings
                                             ------         ------  ---------------
  Vincent F. Palagiano...................     30              0        $494,417
  Michael P. Devine......................     29              2         372,083
  Kenneth J. Mahon.......................     20              2         202,083
  Timothy B. King........................     17              5         118,667
  Michael Pucella........................     19              6         114,083

   401(k) Plan. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan which permits salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code. When we initially established the ESOP in 1996, the 401(k) Plan was amended whereby participant contributions were no longer permitted so as to avoid violating limitations on contributions to all plans under the Internal Revenue Code. Effective July 1, 2000, participant contributions to the 401(k) plan of up to 12% of "covered compensation," as defined in the Plan document were reinstated. Employees are fully vested in their salary deferrals, and become 25% vested in the Bank's contribution after two years, and an additional 25% vested in each of the next three years. Employees select the investments made with their account balances from a fixed menu of options.

   Under a Plan amendment effective July 1, 2000, the 401(k) Plan annually receives the proceeds from a 100% vested cash contribution to all participants in the ESOP in the amount of 3% of "covered compensation" (defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the Dime Savings Bank of Williamsburgh 401(k) Plan) up to applicable IRS limits. This contribution is allocated to eligible participants, regardless of their participant contribution level.

   The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from us or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan will be held by an independent trustee and allocated to the accounts of individual participants. Participants will control the exercise of voting and tender rights relating to Common Stock held in their accounts.

   Employee Stock Ownership Plan and Trust. We have established, and the Bank has adopted, for the benefit of eligible employees, an ESOP and related trust. All of our and the Bank's salaried employees are eligible to become participants in the ESOP. As of the record date, the ESOP holds 1,632,315 shares of Common Stock, all of which were purchased during our initial public offering. Of this total, 637,595 shares have been allocated to individual participant accounts, while 994,720 remain unallocated. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed funds from us to pay the aggregate purchase price of Common Stock. Effective July 1, 2000, the loan maturity period was extended approximately 20 years from June 2006 to June 2026, and continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

   Shares purchased by the ESOP were pledged as collateral for the loan and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants also become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or upon the occurrence of a "change in control," as defined by the ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

   Effective July 1, 2000, we or the Bank make a required 100% vested cash contribution annually to all participants in the ESOP in the amount of 3% of "covered compensation." This contribution is guaranteed through December 31, 2006 (unless the ESOP is terminated before then) and will be discretionary after that date. This contribution was automatically transferred to the 401(k) Plan.

   The ESOP Committee may instruct the unrelated corporate trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA. The ESOP may purchase additional shares of Common Stock in the future.

   Benefit Maintenance Plan. The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided with respect to the Retirement Plan are reflected in the pension table. See "--Benefits--Retirement Plan." As mentioned previously, effective April 1, 2000, additional benefits will no longer be accrued under the Retirement Plan, thus eliminating related accruals under the BMP. BMP benefits provided to the Named Executive Officers for the fiscal year ended June 30, 2001 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation Table under the column "All Other Compensation." See " --Executive Compensation--Cash Compensation."

   Recognition and Retention Plan. Our Board of Directors has adopted the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. ("RRP") which was approved by shareholders at the 1996 Annual Meeting. Under the RRP, 872,850 shares were acquired and allocated to our directors, officers and employees during the fiscal year ended June 30, 1997.

   Stock Option Plan. Our Board of Directors has adopted the Dime Community Bancshares, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees which was approved by shareholders at the 1996 Annual Meeting. Under the 1996 Stock Option Plan, up to 2,182,125 options are eligible for grant to our outside directors, officers and employees. The options granted under the 1996 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

   The following table provides certain information with respect to the number of shares of Common Stock acquired through the exercise of, or represented by outstanding, stock options held by the Named Executive Officers on June 30, 2001. Also reported is the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing sale price of the Common Stock of $22.61 per share at fiscal year end, June 30, 2001. None of the executive officers has acquired shares through an option exercise during the fiscal year ended June 30, 2001.

   The Board has also adopted, subject to shareholder approval, the 2001 Stock Option Plan, which would provide additional option grants to directors, officers and employees.

                                         Number of Securities
                                        Underlying Unexercised   Value of Unexercised
                                        Options/SARs at Fiscal   In-the-money Options/
                                            Year-end (1) #       SARS at Fiscal Year-
                                            Exercisable /      end (1) ($) Exercisable /
                 Name                       Unexercisable            Unexercisable
                 ----                   ---------------------- -------------------------
Vincent F. Palagiano...................     342,000/85,500       $4,427,760/$1,106,940
Michael P. Devine......................     228,000/57,000         $2,950,840/$737,960
Kenneth J. Mahon.......................     156,000/39,000         $2,019,680/$504,920
Timothy B. King........................      60,000/15,000           $776,800/$194,200
Michael Pucella........................      60,000/15,000           $776,800/$194,200

--------
(1)None of the Named Executive Officers have exercised options granted under the 1996 Stock Option Plan. On December 26, 1996, option awards with an exercise price of $9.67 per share, were granted as follows: Mr. Palagiano, 427,500, Mr. Devine, 285,000; Mr. Mahon, 195,000; and Messrs. King and Pucella, 75,000 each. The 1996 Stock Option Plan provides for options to become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date and to generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment. In the case of termination due to death or disability, retirement, or under a "change in control," as defined by the 1996 Stock Option Plan, all options become immediately exercisable. At June 30, 2001, 342,000 options held by Mr. Palagiano, 228,000 options held by Mr. Devine, 156,000 options held by Mr. Mahon, and 60,000 options each held by Messrs. King and Pucella, under the 1996 Stock Option Plan to purchase shares of Commons Stock at the exercise price of $9.67 per share were exercisable. During the fiscal year ended June 30, 2001, neither we nor the Bank maintained any long-term incentive plans ("LTIP"). All of the remaining unexercisable options held by Messrs. Palagiano, Devine, Mahon, King and Pucella will become exercisable on December 26, 2001. Numbers in this footnote reflect the Stock Split.

Transactions with Certain Related Persons

   Federal banking law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor involved more than the normal risk of collectibility or presented unfavorable features. The outstanding principal balance of such loans to executive officers and associates of executive officers or directors totaled $199,000, or 0.09% of the Bank's total equity as of August 31, 2001. We intend that all transactions in the future between us and our executive officers, directors, holders of 10% or more of the shares of any class of our Common Stock and affiliates thereof, similarly will contain terms no less favorable to us than we could have obtained in arm's-length negotiations with unaffiliated persons and will be approved by a majority of our independent outside directors not having any interest in the transaction.

   Messrs. Curtin and Farrell are partners in the law firm of Conway, Farrell, Curtin & Kelly, P.C., which the Bank retains to provide certain legal services. The firm received fees in the amount of approximately $1,171,500, $1,589,400 and $2,125,600 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for each of the fiscal years ended June 30, 2001, 2000 and 1999, respectively. In addition, during the fiscal years ended June 30, 2001 and 2000, the Bank paid this firm $3,750 and $50,000, respectively, for other legal services provided.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of Common Stock, to file with the SEC reports of ownership and changes of ownership. Officers, directors and shareholders with an ownership interest of greater than 10% are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and beneficial owners of greater than 10% of our outstanding Common Stock were complied with.

                                  PROPOSAL 2

                            2001 STOCK OPTION PLAN

General Plan Information

   Our Board of Directors has adopted, subject to approval of our shareholders, the Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees. The 2001 Stock Option Plan provides for the grant of options to purchase our Common Stock ("Options") to certain officers, employees and outside directors of Dime Community Bancshares, or any of our affiliates approved by the Board of Directors. The principle provisions of the Option Plan are summarized below. The full text of the 2001 Stock Option Plan is set forth in Appendix A to this Proxy Statement, to which reference is made, and the summary provided below is qualified in its entirety by the full text of the Plan document.

Why We Are Asking for Stockholder Approval

   We are asking the shareholders to approve the 2001 Stock Option Plan so that we will be able to grant additional options to our directors and officers.

   Applicable law does not require that we receive shareholder approval before granting stock options to our outside directors, officers and employees. However, if we grant stock options under this plan without shareholder approval, it could jeopardize our eligibility to list our Common Stock for trading on The Nasdaq Stock Market. Further, under the Internal Revenue Code, we cannot deduct fiscal year taxable compensation in excess of $1,000,000 that we pay to either our Chief Executive Officer or any of our other Named Executives, unless such compensation meets the law's definition of "qualified performance-based compensation." Stock options that we grant must be authorized by shareholders to be considered qualified performance-based compensation. We are seeking approval to grant additional stock options so that we can preserve our shareholders' access to The Nasdaq Stock Market for purchases and sales of our Common Stock and to maximize the federal tax deductions available for stock options that we grant.

   Shareholder approval of the 2001 Stock Option Plan will not affect options currently outstanding. If the shareholders do not approve this plan, we will not implement this plan, however, we may continue to grant stock options that shareholders have previously authorized under the 1996 Stock Option Plan.

Purpose of the 2001 Stock Option Plan

   The purpose of the 2001 Stock Option Plan is to promote our growth and profitability, to provide certain key officers, employees and directors of our company and our affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in our company.

Description of the 2001 Stock Option Plan

   Administration. A committee of outside directors will administer this plan. Its members are the members of the Compensation Committee of our Board of Directors who are "disinterested directors" under the federal tax and securities laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of us or the Bank; and (2) do not receive material compensation from us or the Bank except for service as a director. Options granted to directors under the 2001 Stock Option Plan are by automatic formula grant, and the committee has no discretion over the material terms of such grants. Subject to certain specific limitations and restrictions set forth in the 2001 Stock Option Plan, the Committee has broad discretionary powers to interpret the 2001 Stock Option Plan. We will bear all costs and expenses of administering the 2001 Stock Option Plan.

   Stock Subject to the 2001 Stock Option Plan. We have reserved 900,000 shares of Common Stock ("Option Shares") for issuance upon exercise of Options. Such Option Shares may be authorized and unissued shares or shares previously issued and reacquired by us. Any Option Shares subject to grants under the 2001 Stock Option Plan that expire or are terminated, forfeited or cancelled without having been exercised or vested in full, shall again be available for purposes of the 2001 Stock Option Plan. As of September 28, 2001, the aggregate fair market value of the Option Shares reserved for issuance was $22,788,000, based on the latest closing sales price per share of Common Stock of $25.32 on The Nasdaq Stock Market.

   Eligibility. The Committee selects the employees of our Company, the Bank or an affiliate who shall receive stock option grants. A maximum of 787,500 shares may be issued to employees upon exercise of options. The Committee has not yet determined the option grants for executive officers, officers and employees. Members of the Board or of the Board of Directors of the Bank or any affiliate approved by the Board who are not employees or officers of our company or the Bank or such affiliate, are eligible to participate as set forth in the Plan. As of September 28, 2001, there were 10 directors.

   Terms and Conditions of Options. The Committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

 . It may not grant a stock option with a purchase price that is less than the fair market value of a share of our common stock on the date it grants the stock option.

 . It may not grant a stock option with a term that is longer than 10 years.

 . It may not grant stock options with an effective date that is before the date that we receive stockholder approval for the plan.

 . It may not grant options to purchase more than 787,500 shares to any one employee.

   The Committee may grant incentive stock options to officers and employees that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code and the 2001 Stock Option Plan.

   Unless otherwise designated by the Option Committee, options granted under the 2001 Stock Option Plan will be exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder's termination of employment for reasons other than death, disability or retirement or discharge for cause, one year after termination of employment due to death, disability or retirement, or immediately upon termination for cause).

   The Committee may authorize one or more officers to grant options to employees (other than him or her self) including the timing and number of options, so long as the Committee specifies the total number of options and the terms.

   Upon the exercise of an Option, the Exercise Price must be paid in full. Payment may be made in cash, Common Stock already owned by the option holder or Option Shares to be acquired by the option holder upon exercise of the Option, or in such other consideration as the Committee authorizes. Options may be transferred prior to exercise only to certain family members, certain non-profit organizations, and on death of the option holder.

   Terms and Conditions of Options Granted to Outside Directors. Effective upon approval of the 2001 Stock Option Plan, each person who is a non-employee director on that date will be granted an option to purchase up to 3,000 shares, and will be granted an option to purchase up to 3,000 shares on each January 1st beginning on or after January 1, 2003 if a non-employee director at that time, subject to the limitation on aggregate grants to directors. These options will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and an exercise period beginning on the date of grant and ending on the earliest of (i) the date he ceases to be an Eligible Director due to a removal for cause (in accordance with the bylaws of the Bank or us or other affiliate), (ii) the first anniversary of termination of service (other than for cause), and (iii) the last day of the ten-year period commencing on the date the Option was granted. The Option will become exercisable on the first anniversary of the date of grant, or earlier, on a change in control, or termination due to death or disability. A maximum of 112,500 shares may be issued to directors upon exercise of Options.

   Options granted to directors under the Plan will be NQSO's. Upon the exercise of an Option, the Exercise Price must be paid in full. Payment may be made in cash or in such other consideration as the Option Committee deems appropriate, including, but not limited to, Common Stock already owned by the option holder or Option Shares to be acquired by the option holder upon exercise of the Option.

   Options may be transferred prior to exercise only to certain family members, non-profit organizations and, after the option holder's death, to the option holder's beneficiaries.

   Mergers and Reorganizations; The number of shares available under the Plan, the maximum limits on options granted, and the outstanding options will be adjusted to reflect any merger, consolidation or business reorganization in which we are the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and we are not the surviving entity, outstanding options generally shall be converted into an option to purchase shares of the surviving entity, with similar terms and economic value or the committee may cancel all options for full payment.

   Termination or Amendment of the 2001 Stock Option Plan. The 2001 Stock Option Plan will terminate automatically on the day preceding the tenth anniversary of the Plan effective date. The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary. In the event of any suspension or termination of the 2001 Stock Option Plan, all options theretofore granted under the 2001 Stock Option Plan that are outstanding on the date of such suspension or termination of the 2001 Stock Option Plan will remain outstanding under the terms of the agreements granting such options. The Board may amend or revise the 2001 Stock Option Plan at any time, but no amendment or revision which amends a material term of the Plan will be effective unless approved by our shareholders to the extent required to comply with Section 162(m) of the Internal Revenue Code.

   Federal Income Tax Consequences. The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting us and recipients of stock options that may be granted under the Plan. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein. The plan is not subject to ERISA and is not a tax-qualified plan under the Code.

   Federal Tax Consequences for Option Recipients Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder's liability, if any, for alternative minimum tax.

   Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted.

When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment, if directed by the administrative committee on a merger or other reorganization under the plan's change of control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

   Federal Tax Consequences for Us. When a non-qualified stock option is exercised, we may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment if directed by the Committee on a merger or other reorganization under the plan's change of control provisions is deductible as if it were the exercise of a non-qualified stock option. The Internal Revenue Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our Chief Executive Officer and for the compensation of our four next most highly compensated executive officers whose salary and bonus for the fiscal year in question equals or exceeds $100,000. There is an exception to this limit for so-called "qualified performance-based compensation". We have designed this plan with the intention that the stock options that we grant will constitute qualified performance-based compensation. As a result, we do not believe that this limit will impair our ability to claim federal income tax deductions that are otherwise available when an option holder exercises a non-qualified stock option.

   The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to options that may be granted under the 2001 Stock Option Plan. State and local tax consequences may also be significant.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCSHARES, INC.

   Except for non-executive directors, whose grants are specified in the 2001 Stock Option Plan, all grants are discretionary and not determinable at this time. Future annual stock option grants to directors are contingent upon the continuation of service through prescribed dates in each year. Set forth below is information concerning grants that would have been made in fiscal 2001 to non-executive directors who have been nominated for re-election at the Annual Meeting, and to the non-executive directors as a group had the 2001 Stock Option Plan been in place during fiscal 2001.

                               NEW PLAN BENEFITS
               DIME COMMUNITY BANCSHARES, INC, 2001 OPTION PLAN

Name/Position (1)                                                 #(2)  $ Value
-----------------                                                ------ -------
Patrick E. Curtin, non-executive director-nominee...............  3,000   --
Fred P. Fehrenbach, non-executive director-nominee..............  3,000   --
Malcolm T. Kitson, non-executive director-nominee...............  3,000   --
Stanley Meisels, non-executive director-nominee.................  3,000   --
All Non-Executive Director Group, Excluding Nominees (6 persons) 18,000   --

--------
(1)As of September 28, 2001, no grants have been made under the 2001 Option Plan. It is not determinable at this time what benefits, if any, each of the persons or groups listed will receive under such plan. The numbers in the table reflect the Option Committee's intentions of grants to be made upon the Option Effective Date. The options will become exercisable on the first anniversary of the date of grant.

(2)Should the Option Plan be approved, each non-executive director, including non-executive directors who are nominees, will receive, on the effective date, non-qualified stock options to purchase up to 3,000 shares with an exercise price equal to the fair market value of the share on the date of grant. Options will expire on the earliest of the director's removal for cause, the tenth anniversary of the date of the grant or the first anniversary of termination of service.

                                  PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

   The Board of Directors has appointed the firm of Deloitte and Touche LLP to act as our independent auditors for the fiscal year ending June 30, 2002, subject to ratification of such appointment by our shareholders. A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

Audit Fees

   For the fiscal year ended June 30, 2001, Deloitte & Touche LLP billed us an aggregate of $197,300 for professional services rendered for the audit of our financial statements for such period and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during such period.

Financial Information Systems Design and Implementation Fees

   For the fiscal year ended June 30, 2001, no fees were billed by or paid to Deloitte & Touche LLP for directly or indirectly operating, or supervising the operation of our information system or managing our local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements taken as a whole.

All Other Fees

   For the fiscal year ended June 30, 2001, Deloitte & Touche LLP billed us an aggregate of $91,300 for all other services not described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

   The Audit Committee considered the provision of the services covered under the captions "All Other Fees" and "Financial Information Systems Design and Implementation Fees" and found them to be compatible with maintaining Deloitte & Touche LLP's independence.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be brought before the shareholders at the 2001 Annual Meeting. If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

                            ADDITIONAL INFORMATION

Notice of Business to be Conducted at Annual Meeting

   Our Bylaws provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board of Directors. The shareholder must be a shareholder of record and have given timely notice thereof in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Secretary shall set forth such information as required by our Bylaws. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "--Date For Submission of Shareholder Proposals."

Date for Submission of Shareholder Proposals

   Any shareholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2002 Annual Meeting of Shareholders must be received by us by June 10, 2002, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

Annual Report

   A copy of the 2001 Annual Report to shareholders, including the consolidated financial statements prepared in conformity with generally accepted accounting principles, for the fiscal year ended June 30, 2001 accompanies this Proxy Statement. The consolidated financial statements have been audited by Deloitte and Touche LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Kenneth A. Ceonzo, Director of Investor Relations, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211 or by calling (718) 782-6200, extension 279.

                                          By Order of the Board of Directors

                                          /s/ Kenneth A. Ceonzo
                                          Kenneth A. Ceonzo
                                          First Vice President and Secretary
Brooklyn, New York
October 12, 2001

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                      Appendix A

                          2001 STOCK OPTION PLAN FOR

                   OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES



                          Adopted September 20, 2001

                       Effective as of November 15, 2001

                               TABLE OF CONTENTS


ARTICLE I PURPOSE
                                                                    Page
                                                                    ----
       Section 1.1  General Purpose of the Plan                     A-1

       ARTICLE II DEFINITIONS

       Section 2.1  Bank                                            A-1

       Section 2.2  Board                                           A-1

       Section 2.3  Change in Control                               A-1

       Section 2.4  Code                                            A-2

       Section 2.5  Committee                                       A-2

       Section 2.6  Company                                         A-2

       Section 2.7  Disability                                      A-2

       Section 2.8  Disinterested Board Member                      A-2

       Section 2.9  Effective Date                                  A-2

       Section 2.10 Eligible Director                               A-2

       Section 2.11 Eligible Employee                               A-2

       Section 2.12 Employer                                        A-2

       Section 2.13 Exchange Act                                    A-2

       Section 2.14 Exercise Price                                  A-2

       Section 2.15 Fair Market Value                               A-3

       Section 2.16 Family Member                                   A-3

       Section 2.17 Incentive Stock Option                          A-3

       Section 2.18 Non-Profit Organization                         A-3

       Section 2.19 Non-Qualified Stock Option                      A-3

       Section 2.20 Option                                          A-3

       Section 2.21 Option Period                                   A-3

       Section 2.22 Person                                          A-3

       Section 2.23 Plan                                            A-3

       Section 2.24 Retirement                                      A-3

       Section 2.25 Share                                           A-3

       Section 2.26 Termination for Cause                           A-4

       ARTICLE III AVAILABLE SHARES

       Section 3.1  Available Shares -- In General                  A-4

       Section 3.2  Available Options -- Certain Executive Officers A-4

       ARTICLE IV ADMINISTRATION

       Section 4.1  Committee                                       A-5

       Section 4.2  Committee Action                                A-5

                                                                          Page
                                                                          ----

  ARTICLE IV ADMINISTRATION (Continued)

  Section 4.3 Committee Responsibilities                                  A-5

  Section 4.4 Delegation of Power to Officers or Employees                A-5

  ARTICLE V STOCK OPTIONS FOR ELIGIBLE DIRECTORS

  Section 5.1 In General                                                  A-5

  Section 5.2 Exercise Price                                              A-6

  Section 5.3 Option Period                                               A-6

  ARTICLE VI STOCK OPTIONS FOR ELIGIBLE EMPLOYEES

  Section 6.1 Size of Option                                              A-6

  Section 6.2 Other Terms of Options                                      A-7

  Section 6.3 Exercise Price                                              A-7

  Section 6.4 Option Period; Vesting                                      A-7

  Section 6.5 Additional Provisions Applicable to Incentive Stock Options A-8

  ARTICLE VII OPTIONS -- IN GENERAL

  Section 7.1 Method of Exercise                                          A-9

  Section 7.2 Limitations on Options                                      A-10

  ARTICLE VIII AMENDMENT AND TERMINATION

  Section 8.1 Termination                                                 A-10

  Section 8.2 Amendment                                                   A-10

  Section 8.3 Adjustments in the Event of a Business Reorganization       A-11

  ARTICLE IX MISCELLANEOUS

  Section 9.1 Status as an Employee Benefit Plan                          A-11

  Section 9.2 No Right to Continued Employment                            A-12

  Section 9.3 Construction of Language                                    A-12

  Section 9.4 Governing Law                                               A-12

  Section 9.5 Headings                                                    A-12

  Section 9.6 Non-Alienation of Benefits                                  A-12

  Section 9.7 Taxes                                                       A-12

  Section 9.8 Approval of Shareholders                                    A-12

  Section 9.9 Notices                                                     A-12

                        Dime Community Bancshares, Inc.
                          2001 Stock Option Plan for
                   Outside Directors, Officers and Employees

                                   ARTICLE I

                                    PURPOSE

   Section 1.1 General Purpose of the Plan.

   The purpose of the Plan is to promote the growth and profitability of Dime Community Bancshares, Inc., to provide eligible directors, certain key officers and employees of Dime Community Bancshares, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Dime Community Bancshares, Inc.

                                  ARTICLE II

                                  DEFINITIONS

   The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

   Section 2.1 Bank means The Dime Savings Bank of Williamsburgh, a federally chartered savings institution, and any successor thereto.

   Section 2.2 Board means the board of directors of the Company.

   Section 2.3 Change in Control means any of the following events:

      (a) the occurrence of any event (other than an event described in section 2.3(c)(i)) upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
   Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

      (b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

      (c) the shareholders of the Company approve either:

          (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

             (A) either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

   (B) theentity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

          (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

      (d) any event that would be described in section 2.3(a), (b) or (c) if "the Bank" were substituted for "the Company" therein.

   Section 2.4 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

   Section 2.5 Committee means the Committee described in section 4.1.

   Section 2.6 Company means Dime Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

   Section 2.7 Disability means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

   Section 2.8 Disinterested Board Member means a member of the Board who (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year,
(c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code or Rule 16b-3 promulgated under the Exchange Act.

   Section 2.9 Effective Date means November 15, 2001 (or such other date on which the Company's shareholders approve this Plan).

   Section 2.10 Eligible Director means a member of the board of directors of an Employer who is not also an employee or an officer of an Employer.

   Section 2.11 Eligible Employee means any employee whom the Committee may determine to be a key officer or employee of an Employer and select to receive a grant of an Option pursuant to the Plan.

   Section 2.12 Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employer or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

   Section 2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

   Section 2.14 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 5.2.

   Section 2.15 Fair Market Value means, with respect to a Share on a specified date:

      (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

      (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

      (c) if sections 2.15(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

   Section 2.16 Family Member means, with respect to any Eligible Employee or Eligible Director: (a) the spouse, parent, child or sibling of the Eligible Director or Eligible Employee; and (b) any corporation, partnership, limited liability company, trust or other legal entity 100% of the ownership interests in which are owned by the Eligible Director or Eligible Employee and persons described in section 2.16(a).

   Section 2.17 Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to Article VI, that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of section 422 of the Code.

   Section 2.18 Non-Profit Organization means any organization which is exempt from federal income tax under section 501(c)(3), (4), (5), (6), (7), (8) or
(10) of the Internal Revenue Code.

   Section 2.19 Non-Qualified Stock Option means a right to purchase Shares that is granted pursuant to Article V or VI. For Eligible Employees, an Option will be a Non-Qualified Stock Option if (a) it is not designated by the Committee to be an Incentive Stock Option, or (b) it does not satisfy the requirements of section 422 of the Code.

   Section 2.20 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

   Section 2.21 Option Period means the period during which an Option may be exercised, determined in accordance with section 5.3 and 6.4.

   Section 2.22 Person means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

   Section 2.23 Plan means the Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees, as amended from time to time.

   Section 2.24 Retirement means termination of service with the Employer in all capacities at or after attaining age 65 or any earlier normal or early retirement date set forth in any tax-qualified retirement plan of the Bank.

   Section 2.25 Share means a share of Common Stock, par value $.01 per share, of Dime Community Bancshares, Inc.

   Section 2.26 Termination for Cause means one of the following:

      (a) for an Eligible Employee who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, termination of employment with the Employer upon the occurrence of any of the following: (i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony; (ii) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iii) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer; (iv) the employee breaches his fiduciary duties to the Employer for personal profit; or (v) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;


      (b) for an Eligible Employee who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Employee, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause.

                                  ARTICLE III

                               AVAILABLE SHARES

   Section 3.1 Available Shares -- In General.

   Subject to section 8.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

      (a) 900,000 Shares; over

      (b) the sum of:

          (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

          (ii) the number of Shares with respect to which previously granted Options have been exercised.

   A maximum aggregate of 787,500 Shares may be issued upon exercise of Options granted to Eligible Employees and a maximum aggregate of 112,500 Shares may be issued upon exercise of Options granted to Eligible Directors. For purposes of this section 3.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of related Shares.

   Section 3.2 Available Options -- Certain Executive Officers.

   In addition to the limitations of section 3.1, the maximum number of Options which may be granted to any individual Eligible Employee who is a "covered employee" described in section 162(m) of the Code, and in the aggregate to all Eligible Employees who are "covered employees" described in section 162(m) of the Code shall be 787,500 (subject to adjustment as provided in section 8.3).

                                  ARTICLE IV

                                ADMINISTRATION

   Section 4.1 Committee.

   The Plan shall be administered by the members of the Compensation Committee of Dime Community Bancshares, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

   Section 4.2 Committee Action.

   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

   Section 4.3 Committee Responsibilities.

   Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

      (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

      (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

      (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

   Section 4.4 Delegation of Power to Officers or Employees.

   Notwithstanding anything contained herein to the contrary, the Committee may authorize one or more officers of the Company to designate the officers and employees of the Company or its subsidiaries who will be the recipients of Options; to fix the timing of any such grant, and to determine the number of Options to be received by such officers or employees. In making any such delegation: (a) the Committee shall specify the total number Options such officer or officers may award; (b) the Committee shall not authorize an officer to designate himself as the recipient of any Options; and (c) the Committee shall establish the terms of the Options, including the Exercise Price (which may include a formula by which such price may determined).

                                   ARTICLE V

                     STOCK OPTIONS FOR ELIGIBLE DIRECTORS

   Section 5.1 In General.

      (a) On the Effective Date, and on each January 1st that occurs at least one (1) year after the Effective Date, each Person who is then an Eligible Director shall be granted an Option to purchase up to Three Thousand (3,000) Shares; provided, however, that if the scheduled date of grant is not a business day, such grant shall be made on the first business day after the scheduled date. If the aggregate number of Options to granted to Eligible Directors on any date exceeds the total number of Shares then available for Options to Eligible Directors, the number of Options granted to each Eligible Director shall be equal to the quotient of (i) the total number of Shares then available for Options to Eligible Directors, divided by (ii) the number of Eligible Directors then being granted Options, such quotient to be rounded down to the nearest whole Share. Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for the Shares subject to the Option and the Option Period, all as determined pursuant to this Article V. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.

   Section 5.2 Exercise Price.

   The price per Share at which an Option granted to an Eligible Director under section 5.1 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

   Section 5.3 Option Period.

      (a) Subject to section 5.3(b), the Option Period during which an Option granted to an Eligible Director under section 5.1 may be exercised shall commence on the date the Option is granted and shall expire on the earliest of:

          (i) removal for cause in accordance with the Employer's bylaws; or

          (ii) the first anniversary of termination of service for the Employer in all capacities (other than a termination resulting from removal for cause);

          (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

   To the extent that an Option is not exercised before the expiration of the applicable Option Period, it shall be forfeited at the close of business on the last day of the Option Period and shall not thereafter be exercised.

      (b) No Option granted under section 5.1 shall be exercised to the extent that is not vested. An Option granted under section 5.1 shall become vested on the earlier of:

          (i) the first anniversary of the date of grant;

          (ii) termination of service of the person to whom the Option was granted by reason of death or disability.

   If the person to whom an Option is granted terminates service with the Employer in all capacities, other than by reason of death or Disability, before the Option has become vested, the Option shall be forfeited and shall not thereafter become vested or be exercised.

      (c) Each Option granted to an Eligible Director that is outstanding under the Plan on the date on which a Change of Control occurs shall, on such date be 100% vested and exercisable.


                                  ARTICLE VI

                     STOCK OPTIONS FOR ELIGIBLE EMPLOYEES

   Section 6.1 Size of Option.

   Subject to the limitations of the Plan and such additional limitations as the Board may from time to time impose: (a) the number of Shares as to which an Eligible Employee may be granted Options by the Committee shall be determined by the Committee, in its discretion; and (b) subject to such additional limitations as the Committee may impose, the number of Shares as to which an Eligible Employee may be granted Options by a duly authorized delegate of the Committee shall be determined by such delegate in its discretion

   Section 6.2 Other Terms of Options.

      (a) Each Option granted to an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.

      (b) Any Option granted under this Article VI shall be evidenced by a written agreement which shall:

          (i) specify the number of Shares covered by the Option;

          (ii) specify the Exercise Price, determined in accordance with section 6.3, for the Shares subject to the Option;

          (iii) specify the Option Period determined in accordance with section 6.4;

          (iv) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

          (v) contain such other terms and conditions not inconsistent with the Plan as the Committee (in the case of Options granted by the Committee) or by the Committee or its delegate (in the case of Options granted by a duly authorized delegate of the Committee) may, in their discretion, prescribe with respect to an Option granted to an Eligible Employee.

   Section 6.3 Exercise Price.

   The price per Share at which an Option granted to an Eligible Employee (whether granted by the Committee or by a duly authorized delegate of the Committee) may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

   Section 6.4 Option Period; Vesting.

      (a) The Option Period during which an Option granted to an Eligible Employee may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the earlier of the tenth (10th) anniversary of the date of grant and:

          (i) date specified in the Option agreement; or

          (ii) if no date is specified, on the earliest of:

               (A)the close of business on the last day of the three-month period commencing on the date of the Eligible Employee's termination of service with the Employer in all capacities, other than on account of death or Disability, Retirement or a Termination for Cause;

               (B)the close of business on the last day of the one-year period commencing on the date of the Eligible Employee's termination of employment due to death, Disability or Retirement; and

               (C)the date and time when the Eligible Employee ceases to be an employee of the Employer due to a Termination for Cause.

          To the extent that an Option is not exercised before the expiration of the applicable Option Period, it shall be forfeited at the close of business on the last day of the Option Period and shall not thereafter be exercised.

      (b) No Option granted under this Article VI shall be exercised to the extent that is not vested. An Option granted under this Article VI shall become vested at the time and in the manner provided in the

   Option agreement, or if no provision for vesting is made in the Option Agreement, the Option shall be vested:

          (i) prior to the first anniversary of the date of grant, as to no portion thereof;

          (ii) on and after the first anniversary of the date of grant and prior to the second anniversary of the date of grant as to an aggregate of 25% of the Shares subject to the Option as of the date of grant;

          (iii) on and after the second anniversary of the date of grant and prior to the third anniversary of the date of grant as to an aggregate of 50% of the Shares subject to the Option as of the date of grant;

          (iv) on and after the third anniversary of the date of grant and prior to the fourth anniversary of the date of grant, as to an aggregate of 75% of the Shares subject to the Option as of the date of grant;

          (v) on and after the fourth anniversary of the date of grant, as to an aggregate of 100% of the Shares subject to the Option as of the date of grant; and

          (vi) upon the termination of service, prior to the fourth anniversary of the date on which the Option was granted, of the person to whom the Option was granted by reason of death, Retirement or Disability, as to an aggregate of 100% of the Shares subject to the Option as of the date of grant.

   If the person to whom an Option is granted terminates service with the Employer in all capacities, other than by reason of death, Retirement or Disability, before the Option has become vested, the Option shall be forfeited and shall not thereafter become vested or be exercised.

      (c) Except to the extent that an applicable Option Agreement expressly provides otherwise, each Option granted to an Eligible Employee that is outstanding under the Plan on the date on which a Change of Control occurs shall, on such date, be 100% vested and exercisable.

   Section 6.5 Additional Provisions Applicable to Incentive Stock Options.

   In addition to the limitations of section 7.2, an Option granted to an Eligible Employee designated by the Committee or its delegate to be an Incentive Stock Option shall be subject to the following limitations:

      (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become exercisable during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options with the same terms as the Option or Options intended to be an Incentive Stock Option, and the options shall be recharacterized in inverse order of the order in which they were granted;

      (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

      (c) The Option Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option

   Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

      (d) An Incentive Stock Option that is exercised during its designated Option Period but more than:

          (i) three (3) months after the termination of employment with the Company, and all parent and subsidiary entities (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Employee to whom it was granted; and

          (ii) one (1) year after such individual's termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

   may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

      (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

                                  ARTICLE VII

                             OPTIONS -- IN GENERAL

   Section 7.1 Method of Exercise.

      (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates and as to which the Option has become vested but has not been exercised; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

          (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

          (ii) delivering to the Committee full payment, consistent with section 7.1(b), for the Shares as to which the Option is to be exercised; and

          (iii) satisfying such other conditions as may be prescribed in the Option agreement.

      (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned by the Option holder for a minimum period of six (6) months and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or (ii) by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

      (c) When the requirements of section 7.1(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

   Section 7.2 Limitations on Options.

      (a) An Option by its terms shall not be transferable by the Option holder other than (i) in the case of a Non-Qualified Stock Option granted to an Option holder who is the person to whom the Option was granted, to Family Members or Non-profit Organizations or (ii) in the case of any Option held by any Option Holder, by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Option holder, only by the Option holder, a Family Member or a Non-profit Organization. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. After the transfer has taken effect, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations, other than the privilege to effect a subsequent inter vivos transfer to a Family Member or Non-Profit Organization, which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

      (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                                 ARTICLE VIII

                           AMENDMENT AND TERMINATION

   Section 8.1  Termination.

   The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

   Section 8.2 Amendment.

   The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the voting Shares of Dime Community Bancshares, Inc.

   Section 8.3 Adjustments in the Event of a Business Reorganization.

      (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares specified or referred to in any provision of this Plan, and the number of Shares covered by each outstanding Option, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

      (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, each Option outstanding under the Plan immediately prior to the closing of such transaction shall, immediately upon the closing of such transaction and without any further action on the part of any party, be converted into:

          (i) if any of the holders of Shares receives, or has the right to receive, securities of the surviving entity in full consideration for a Share, an option (A) to purchase the same number(s) of the same class(es) of securities of the survivor (rounded up to the nearest whole share) that are issuable in exchange for one Share; (B) at a unit exercise price equal to the quotient of Exercise Price of the Option being converted divided by the number determined under section 8.3(b)(i)(A) and rounded down to the nearest whole cent; and (C) otherwise on the same terms and conditions as the Option being converted, subject, in the case of an Incentive Stock Option, to such other adjustments as shall be necessary to preserve incentive stock option tax treatment; and

          (ii) if section 8.3(b)(i) is not applicable, an option (A) to purchase that number of the class of common equity securities of the survivor having the greatest voting rights (rounded up to the nearest whole share) with an aggregate fair market value (determined immediately prior to the closing of such transaction) equal to the fair market value of Share (determined immediately prior to the closing of such transaction); (B) at a unit exercise price equal to the quotient of the Exercise Price of the Option being converted divided by the number determined under section 8.3(b)(ii)(A) and rounded down to the nearest whole cent; and (C) otherwise on the same terms and conditions as the Option being converted, subject, in the case of an Incentive Stock Option, to such other adjustments as shall be necessary to preserve incentive stock option tax treatment;

   provided however, that the Committee may, upon written notice given no less than thirty (30) days in advance of the closing of the transaction to the holders of any or all outstanding Options, cancel all Options outstanding to the holders to whom such notice is given, such cancellation to be effective immediately prior to the closing of the transaction upon payment, in exchange for each Option for a Share so canceled, of money or property or a combination thereof having a fair market value (as determined by the Committee in good faith) at least equal to the excess of the Fair Market Value of the Share subject to the Option (determined immediately prior to cancellation) over the Exercise Price per Share of the Option.

                                  ARTICLE IX

                                 MISCELLANEOUS

   Section 9.1 Status as an Employee Benefit Plan.

   This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

   Section 9.2  No Right to Continued Employment.

   Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

   Section 9.3 Construction of Language.

   Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

   Section 9.4 Governing Law.

   The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.

   Section 9.5 Headings.

   The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

   Section 9.6  Non-Alienation of Benefits.

   The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

   Section 9.7 Taxes.

   The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

   Section 9.8 Approval of Shareholders.

   The Plan shall not be effective or implemented unless approved by shareholders of Dime Community Bancshares, Inc., nor shall any Options be granted prior to such approval unless expressly contingent thereon nor shall any Exercise Price be established prior thereto.

   Section 9.9 Notices.

   Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

      (a) If to the Committee:

        Dime Community Bancshares, Inc.
        c/o The Dime Savings Bank of Williamsburgh
        209 Havemeyer Street
        Brooklyn, New York 11211

        Attention: Corporate Secretary

      (b) If to an Option holder, to the Option holder's address as shown in the employer's records.

                                                                      Appendix B

                        DIME COMMUNITY BANCSHARES, INC.
                            AUDIT COMMITTEE CHARTER

I. Purpose

   The Audit Committee is appointed by the Board of Directors (the "Board") of Dime Community Bancshares, Inc. and subsidiaries (the "Company") to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring the compliance by the Company with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company's internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board.

II. Appointment and Composition

   The members of the Audit Committee shall be appointed by the Board and will consist of a minimum of three independent directors. One member of the Audit Committee shall be appointed as Chairman of the Audit Committee by the Board. The Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings and making reports to the Board. Members of the Audit Committee, including its chairman, will serve one year terms or until their successors are elected and qualified. Each member of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers or such other securities exchange on which the Company's shares may be listed.

   In any event, all of the members will be directors:

1. Who are not officers or employees of the Company or its subsidiaries;

2. Who have no relationship to the company that may interfere with the exercise of their independence from management and the company; and

3. Who are financially literate and at least one member of the committee will have accounting or related financial management expertise.

III. Authority

   The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or others for this purpose if, in its judgment, that is appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

   The Audit Committee shall make regular reports to the Board at the meeting of the Board immediately following the regular quarterly meeting of the Audit Committee and at such other times as the Chairman of the Audit Committee may deem appropriate, or at the request of the Board.

IV. Meetings

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall appoint, from its membership or otherwise, as secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee may at any time adjourn to an Executive Session at which only members of the Audit Committee and invited guests may be present.

V. Responsibilities and Duties

   To fulfill its responsibilities and duties, the Audit Committee shall:

 1.Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

 2.Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments, whether or not recorded, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based upon such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's Annual Report on Form 10-K.

 3.Discuss with a representative of management and the independent auditors:
   (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release, if practicable, and (3) the results of the review of such information by the independent auditors. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

 4.Evaluate and recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of shareholders. The Board, upon recommendation by the Audit Committee subject to any action taken by the Board, has the ultimate authority and responsibility to nominate for shareholder approval, evaluate and where appropriate, replace the outside auditor.

 5.Approve the fees to be paid to the independent auditor.

 6.Obtain annually from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1; engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and when determined to be necessary by the Audit Committee, take, or recommend that the Board take, appropriate action to ensure the objectivity and independence of the independent auditor.

 7.Discuss with management, the internal auditor and the independent auditor the quality and adequacy of and the compliance with the Company's internal controls.

 8.Oversee the internal audit function, including approving audit plans and scope, ascertaining the quality and independence of the internal audit staff and reviewing significant findings and recommendations.

 9.Meet with the independent auditor and senior internal auditing executive prior to the audit to review the planning and staffing of the audit to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

10.Discuss with the independent auditor those matters required to be discussed by Statement on Auditing Standards No. 61, as modified or amended, relating to the conduct of the audit.

11.Discuss with the independent auditor and the internal auditor their judgments as to:

     (a) the quality of the Company's internal and external financial reporting process;

     (b) the quality and appropriateness of the Company's accounting principles, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates; and

     (c) the clarity of the financial disclosure used in the financial statements.

12.Review with the internal auditor significant findings and recommendations reported to management by the independent auditor during the year and management's responses thereto.

13.Review with the independent auditor, management and the internal auditor any problems or difficulties encountered and any management letter provided by the independent auditor and the Company's response to that letter. Such review should include:

     (a) Any difficulties or disputes with management encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b) Any changes required in the planned scope of the audit.

14.Prepare the report required by the rules of the Securities and Exchange
   Commission to be included in the Company's annual proxy statement.

15.Review with the Company's outside legal counsel or, at the Audit Committee's discretion, outside legal counsel of its choosing, legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.Review with management and the internal auditor the company's policies and procedures to ensure compliance with applicable laws and regulations.

16.Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                 REVOCABLE PROXY

                         DIME COMMUNITY BANCSHARES, INC.
                              209 HAVEMEYER STREET
                                BROOKLYN, NY 11211-6294

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on November 15, 2001.

         The undersigned shareholder of Dime Community Banchares, Inc. hereby appoints Anthony Bergamo, Michael P. Devine, Joseph H. Farrell, and Louis V. Varone or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on September 28, 2001, at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., on November 15, 2001, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2001 Annual Meeting of Shareholders and Proxy Statement, dated October 12, 2001, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election f all nominees in Item 1 and FOR the proposals listed in Items 2 and 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends               Please mark     [x]
a vote "FOR" all of the nominees in Item 1 and              your vote as
a vote "FOR" the proposals in Items 2 and 3.                indicated in
                                                            this example



1. Election of Directors for terms of three years each.

       FOR                           WITHHOLD
All nominees                         for all
(except as otherwise                 nominees
    indicated)
       [_]                             [_]

Nominees:  Patrick E. Curtin, Fred P. Fehrenbach,           I will attend
Malcolm T. Kitson and Stanley Meisels.                      the Annual
                                                            Meeting
Instruction: TO WITHHOLD AUTHORITY to vote for any              [_]
individual nominee, write that nominee's name in the space provided:

---------------------------------------------------

---------------------------------------------------

2. Approval of the 2001 Stock Option Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc.

   FOR         AGAINST           ABSTAIN
   [_]          [_]                [_]

3. Ratification of the appointment of Deloite & Touche LLP as independent auditors for the fiscal year ending June 30, 2002.

   FOR         AGAINST           ABSTAIN
   [_]          [_]                [_]

4. The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the 2001 Annual Meeting of Shareholders and the Proxy Statement, dated October 12, 2001 for the Annual Meeting.



----------------------------------
Signatures(s)


----------------------------------
Signatures(s)

Dated:                            , 2001
      ----------------------------
Please sign exactly as your name appears on the Proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee, or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.